Exhibit 99.1

Contact:	Mary Ann Jackson
Investor Relations
952-487-7538
mjackson@apog.com

For Immediate Release

Wednesday, January 19, 2011

APOGEE ANNOUNCES PLANNED RETIREMENT

OF CHAIRMAN AND CEO RUSS HUFFER

NATIONAL SEARCH FOR SUCCESSOR TO BEGIN IMMEDIATELY

MINNEAPOLIS, MN (January 19, 2011) – Apogee Enterprises, Inc. (Nasdaq:APOG) today announced that Chairman and Chief Executive Officer Russell Huffer will retire, pending the naming of a successor. The board of directors of Apogee will immediately initiate a national search for his successor. He will remain CEO until the search is completed. Huffer, 61, is also stepping down from his position as chairman, effective immediately. The board has named current director Bernard P. Aldrich to replace Huffer as non-executive chairman. Huffer will continue to serve on the board of directors until a new CEO is named.

“We are grateful to Russ for his leadership as CEO over the past 13 years and for helping to create a logical succession plan for this transition,” said Aldrich. “Russ’ selfless dedication to Apogee over the course of the past quarter century is unique in today’s business environment, so it comes as no surprise to the board that he has decided that now is the appropriate time to start the leadership transition. Russ has accomplished a great deal during his tenure as CEO, including the strategic realignment of the company’s businesses, strong capital management, establishing Apogee’s businesses as quality and service brands and positioning the company for profitable growth. Russ is responsible for much of the fundamental science that drives our industry – such as products with energy-efficient coatings for the commercial construction industry – and Apogee has benefitted from his many patents and continual focus on innovation. His legacy here will be a strong company that is well-positioned to capitalize on future opportunities.”

Huffer was elected Apogee chairman in June 1999, after having been elected president and CEO in January 1998. He joined Apogee in 1986 as vice president and general manager of Viracon, Apogee’s largest subsidiary and the leading fabricator of coated, high-performance architectural glass for global markets. During Huffer’s time as CEO, on a comparable basis, revenues in Apogee’s core business rose significantly, from approximately $580 million in his first fiscal year as CEO to more than $925 million at their height in 2009. He also was responsible for realignment of the company’s business

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

strategy and generating more than $600 million of cash flow from operations, during his tenure as CEO. This has moved the company from high debt to net cash, while enabling significant investment levels.

“I’ve witnessed a great deal of change in my 25 years with Apogee,” Huffer said. “But one constant has been my passion for this industry, this company and these employees. It’s that same dedication that has me stepping aside at the appropriate time for me and for the company. I feel I’m leaving Apogee in a position to accomplish great things. The timing is right for a new leader to assume the reins, as the global economy accelerates its recovery. I can now hand off a company positioned to capitalize on its strong foundation, as it heads into a new, promising economic era.”

As chairman and CEO, Huffer has overseen the strategic realignment of Apogee from its roots in the after-market auto glass industry to a provider of value-added glass solutions for commercial buildings and framing art. He also spearheaded the company’s successful adoption of Lean Six Sigma improvement processes that have reduced costs and improved operating efficiencies throughout the company. He has worked directly on three patented low-emissivity (energy-efficient) glass coatings and developed reflective high-performance glass coatings, all for use on commercial buildings, and he continued his focus on product development and developing a culture of innovation throughout his tenure.

Before joining Apogee, Huffer spent six years in various management positions with Guardian Industries’ coatings, float glass and glass fabrication divisions. Previous to that, he spent two years as a senior designer at Ford Motor Company and seven years in the U.S. Air Force.

Effective immediately, current director Bernard P. Aldrich has been named non-executive chairman, to replace Huffer. Aldrich, a member of Apogee’s board of directors since 1999, is the retired chief executive officer and president of Rimage Corporation, a publicly-held designer and manufacturer of workflow integrated digital publishing solutions. He has also served as chair of Apogee’s compensation committee and as a member of its nominating and corporate governance committee. Aldrich, 61, retired from Rimage in 2009 after 12 years as president and CEO. He has 13 years of public company operational experience and 18 years of private company financial management experience, to go along with his expertise in manufacturing operations.

“The board believes strongly that Apogee is poised for future success,” said Aldrich. “This is due largely to the hard work and passion that Russ Huffer has infused into this company. We look forward to continuing to work with him during this transition. We are confident that he will leave behind a company with a solid reputation, solid financial base and a best-in-class operating platform.”

The discussion above contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect Apogee management’s expectations or beliefs as of the date of this release. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified by factors that may affect the operating results of the company, including the following: operational risks within (A) the architectural segment: i) competitive, price-sensitive and changing market conditions, including unforeseen project delays and cancellations; ii) economic conditions, material cost increases and the cyclical nature of the North American and Brazilian commercial construction industries; iii) product performance, reliability,

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Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com

Apogee Enterprises, Inc.

execution or quality problems that could delay payments, increase costs, impact orders or lead to litigation; iv) the segment’s ability to fully and efficiently utilize production capacity; and v) integration of the Glassec Viracon business; and (B) the large-scale optical segment: i) markets that are impacted by consumer confidence and trends; ii) dependence on a relatively small number of customers; iii) changing market conditions, including unfavorable shift in product mix; and iv) ability to fully and efficiently utilize production capacity. Additional factors include: i) revenue and operating results that are volatile; ii) financial market disruption which could impact company, customer and supplier credit availability; iii) self-insurance risk related to a material product liability event and to health insurance programs; iv) management of discontinued operations exiting activities; v) cost of compliance with governmental regulations relating to hazardous substances; and vi) foreign currency risk related to certain continuing and discontinued operations. The company cautions investors that actual future results could differ materially from those described in the forward-looking statements, and that other factors may in the future prove to be important in affecting the company’s results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. For a more detailed explanation of the foregoing and other risks and uncertainties, see Item 1A of the company’s Annual Report on Form 10-K for the fiscal year ended February 27, 2010.

Apogee Enterprises, Inc., headquartered in Minneapolis, is a leader in technologies involving the design and development of value-added glass products and services. The company is organized in two segments:

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Architectural products and services companies design, engineer, fabricate, install, maintain and renovate the walls of glass and windows comprising the outside skin of commercial and institutional buildings. Businesses in this segment are: Viracon, the leading fabricator of coated, high-performance architectural glass for global markets; Harmon, Inc., one of the largest U.S. full-service building glass installation, maintenance and renovation companies; Wausau Window and Wall Systems, a manufacturer of custom aluminum window systems and curtainwall; Linetec, a paint and anodizing finisher of window frames and PVC shutters; and Tubelite, a fabricator of aluminum storefront, entrance and curtainwall products.

•	Large-scale optical segment consists of Tru Vue, a value-added glass and acrylic manufacturer for the custom picture framing market and commercial optics.

Apogee Enterprises, Inc. • 4400 West 78th Street • Minneapolis, MN 55435 • (952) 835-1874 • www.apog.com